Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2001
Payment Date	Apr 16, 2001

Calculation of Interest Expense

Index (LIBOR)	5.163750%
Accrual end date, accrual beginning date and days in Interest Period	Apr 16, 2001	Mar 15, 2001	32
	Class A			Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	105,952,719			78,438,978	7,419,903	20,185,638
Previously unpaid interest/yield	0			0	0
Spread to index	0.24%			0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	5.403750%			5.788750%	6.193750%
Interest/Yield Payable on the Principal Balance	508,926			403,612	40,851
Interest on previously unpaid interest/yield	0			0	0
Interest/Yield Due	508,926			403,612	40,851
Interest/Yield Paid	508,926			403,612	40,851

Summary

Beginning Security Balance	105,952,719			78,438,978	7,419,903	20,185,638
Beginning Adjusted Balance	105,952,719			78,438,978	7,419,903
Principal Paid	4,010,572			2,969,107	280,861	808,238
Ending Security Balance	101,942,147			75,469,871	7,139,042	19,421,566
Ending Adjusted Balance	101,942,147			75,469,871	7,139,042
Ending Certificate Balance as % Participation Interest Invested Amount					3.5000%
Targeted Balance	101,986,313			75,469,871	7,139,042
Minimum Adjusted Balance				61,666,667	5,833,333	15,833,333
Certificate Minimum Balance					6,181,186
Ending OC Amount as Holdback Amount						19,421,566
Ending OC Amount as Accelerated Prin Pmts						0

Beginning Net Charge offs	0			0	0	0
Reversals	0			0	0	0
Charge offs	0			0	0	0
Ending Net Charge Offs	0			0	0	0

Interest/Yield Paid per $1000	$1			$2	$1
Principal Paid per $1000	$5			$17	$9